EXHIBIT 12-2

                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                                   SEC METHOD
                                     ($000)

                                                                  6 MONTHS
                                                                    ENDED
                                                                  06/30/98
                                                                  --------

NET INCOME                                                        $265,067

ADD BACK:
- INCOME TAXES:
     OPERATING INCOME                                              178,973
     NON-OPERATING INCOME                                          (15,843)
                                                                   -------
     NET TAXES                                                     163,130

- FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                                   169,066
     ANNUAL RENTALS                                                  4,455
                                                                   -------
     TOTAL FIXED CHARGES                                           173,521

EARNINGS REQUIRED FOR PREFERRED DIVIDENDS:
     DIVIDENDS ON PREFERRED STOCK                                    6,555
     ADJUSTMENT TO PREFERRED DIVIDENDS*                              4,034
                                                                   -------
                                                                    10,589

FIXED CHARGES AND PREFERRED DIVIDENDS                             $184,110
                                                                   =======

EARNINGS BEFORE INCOME TAXES AND
     FIXED CHARGES                                                $601,718
                                                                  ========
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
     AND PREFERRED STOCK DIVIDEND REQUIREMENTS                        3.27
                                                                      ====




 * ADDITIONAL CHARGE EQUIVALENT TO EARNINGS REQUIRED
   TO ADJUST DIVIDENDS ON PREFERRED STOCK TO A PRE-TAX BASIS